Exhibit 99.1
Twilio Announces Second Quarter 2021 Results

•Second Quarter Revenue of $668.9 million, up 67% Year-Over-Year
•Second Quarter Revenue Dollar-Based Net Expansion Rate of 135%
SAN FRANCISCO--(BUSINESS WIRE)--July 29, 2021--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its second quarter ended June 30, 2021.
“Our strong momentum continued in the second quarter as our revenue growth accelerated at a run rate of more than $2.6 billion,” said Jeff Lawson, Twilio’s co-founder and CEO. “Companies across industries are adopting our platform to drive better, more personalized levels of customer engagement, and we remain convinced that we are in the midst of a massive shift that is driving a generational opportunity for Twilio."
Second Quarter 2021 Financial Highlights
•Revenue of $668.9 million for the second quarter of 2021, up 67% year-over-year, including $46.6 million from Twilio Segment.

•GAAP loss from operations of $202.3 million for the second quarter of 2021, compared with GAAP loss from operations of $102.6 million for the second quarter of 2020.

•Non-GAAP income from operations of $4.2 million for the second quarter of 2021 compared with non-GAAP income from operations of $9.5 million for the second quarter of 2020.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.31 based on 173.4 million weighted average shares outstanding in the second quarter of 2021, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.71 based on 141.6 million weighted average shares outstanding in the second quarter of 2020.

•Non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.11 based on 173.4 million non-GAAP weighted average shares outstanding in the second quarter of 2021, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.09 based on 153.7 million weighted average shares outstanding in the second quarter of 2020.
Key Metrics and Recent Business Highlights
•More than 240,000 Active Customer Accounts as of June 30, 2021, compared to 200,000 Active Customer Accounts as of June 30, 2020. Active Customer Accounts as of June 30, 2021 include Twilio Segment customer accounts.

•Dollar-Based Net Expansion Rate was 135% for the second quarter of 2021, compared to 132% for the second quarter of 2020. Twilio Segment results do not impact the calculation of this metric in either period.

•6,334 employees as of June 30, 2021.

•Closed the acquisition of Zipwhip, a trusted partner to carriers and a leading provider of toll-free messaging in the United States.

•Announced Twilio Segment Journeys, allowing marketers to build customer journeys on top of the world’s #1 Customer Data Platform.

•Released Twilio's 2020 Diversity, Equity and Inclusion report, highlighting Twilio's efforts around anti-racism and representation.

Outlook

Twilio is initiating guidance for the third quarter ending September 30, 2021. This guidance includes the revenue contribution from Twilio Segment, but excludes revenue contribution from the recently closed acquisition of Zipwhip.

Q3 FY21 Guidance
Revenue (millions)	$670 - $680
Y/Y Growth	50% - 52%
Non-GAAP loss from operations (millions)	($30) - ($25)
Non-GAAP loss per share	($0.17) - ($0.14)
Non-GAAP basic shares outstanding (millions)	177
Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com, and will host a Q&A conference call today, July 29, 2021, at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its second quarter 2021 financial results. Investors and analysts should register for the call in advance by visiting http://www.directeventreg.com/registration/event/1338878. A live webcast of the conference call, as well as a replay of the call, will be available on the investor relations website. Following the completion of the call through 11:59 p.m. (ET) on August 5, 2021, a replay will be available by dialing (800) 585-8367 (United States) or +1 (416) 621-4642 (non-U.S.) and entering passcode 1338878.
Twilio uses its investor relations website, its Twitter feed (@twilio), and the Twitter feed of Twilio's Chief Executive Officer, Jeff Lawson (@jeffiel), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending September 30, 2021, the impact on Twilio and its customers and partners related to COVID-19, Twilio’s expectations regarding its products and solutions, Twilio's expected business benefits and financial impacts from its acquisitions, including Segment and Zipwhip, and Twilio's expected business benefits and financial impacts from its partnerships and the associated transactions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; the impact of COVID-19 on Twilio and its customers and partners; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s ability to effectively manage its growth; Twilio’s ability to compete effectively in an intensely competitive market; Twilio's ability to successfully integrate its acquisitions and risks that the anticipated benefits of the acquisitions of Segment and ValueFirst may not be fully realized or may take longer to realize than expected; risks that the anticipated benefits of Twilio's partnerships may not be fully realized and Twilio's ability to close the transactions associated with such partnerships; and our ability to manage changes in network service provider fees that we pay in connection with the delivery of communications on our platform and the impact of those fees on our gross margin.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2021 filed on May 6, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
Use of Non-GAAP Financial Measures
To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed:
Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non‑GAAP Income from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below.
Non-GAAP Tax Rate. Twilio utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items that can vary in size and frequency. For fiscal 2020, Twilio used a projected non-GAAP tax rate of 25%. For fiscal 2021, Twilio uses a projected non-GAAP tax rate of 22%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including changes in tax laws and regulations, significant changes in Twilio's geographic earnings mix, or other changes to Twilio's strategy or business operations. Twilio will re-evaluate its long-term rate as appropriate.
Non‑GAAP Net (Loss) Income Attributable to Common Stockholders and Non‑GAAP Net (Loss) Income Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net (loss) income attributable to common stockholders and non‑GAAP net (loss) income per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.
Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non‑GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly‑titled non‑GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP income from operations to GAAP loss from operations or non-GAAP net (loss) income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Operating Metrics
Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts and Dollar-Based Net Expansion Rate.

Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an "Active Customer Account" at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.
Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Twilio's ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate provides a meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers.
To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2021	2020
Revenue	$668,931	$400,849
Cost of revenue	337,684	191,718
Gross profit	331,247	209,131
Operating expenses:
Research and development	181,280	120,701
Sales and marketing	238,058	129,823
General and administrative	114,183	61,251
Total operating expenses	533,521	311,775
Loss from operations	(202,274)	(102,644)
Other (expenses) income, net	(24,293)	3,015
Loss before provision for income taxes	(226,567)	(99,629)
Income tax provision	(1,286)	(294)
Net loss attributable to common stockholders	$(227,853)	$(99,923)

Net loss per share attributable to common stockholders, basic and diluted	$(1.31)	$(0.71)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	173,407,187	141,618,541

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,799,602	$933,885
Short-term marketable securities	4,125,583	2,105,906
Accounts receivable, net	301,548	251,167
Prepaid expenses and other current assets	146,955	81,377
Total current assets	6,373,688	3,372,335
Property and equipment, net	206,354	183,239
Operating right-of-use asset	233,449	258,610
Intangible assets, net	913,308	966,573
Goodwill	4,664,185	4,595,394
Other long-term assets	142,601	111,282
Total assets	$12,533,585	$9,487,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$105,998	$60,042
Accrued expenses and other current liabilities	331,804	252,895
Deferred revenue and customer deposits	98,723	87,031
Operating lease liability, current	46,760	48,338
Total current liabilities	583,285	448,306
Operating lease liability, noncurrent	205,997	229,905
Finance lease liability, noncurrent	17,804	17,856
Long-term debt	985,219	302,068
Other long-term liabilities	47,168	36,633
Total liabilities	1,839,473	1,034,768
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	176	164
Additional paid-in capital	12,297,415	9,613,246
Accumulated other comprehensive income	707	9,046
Accumulated deficit	(1,604,186)	(1,169,791)
Total stockholders’ equity	10,694,112	8,452,665
Total liabilities and stockholders’ equity	$12,533,585	$9,487,433

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(434,395)	$(194,714)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	119,405	64,772
Non-cash reduction to the right-of-use asset	23,200	17,804
Net amortization of investment premium and discount	13,834	1,147
Amortization of debt discount and issuance costs	5,081	12,356
Stock-based compensation	281,323	148,412
Amortization of deferred commissions	12,394	4,819
Allowance for credit losses	7,667	7,115
Value of donated common stock	16,194	6,673
Loss on extinguishment of debt	28,986	—
Other adjustments	646	534
Changes in operating assets and liabilities:
Accounts receivable	(41,687)	(47,766)
Prepaid expenses and other current assets	(44,604)	(12,001)
Other long-term assets	(39,118)	(19,774)
Accounts payable	27,078	(11,523)
Accrued expenses and other current liabilities	65,923	47,435
Deferred revenue and customer deposits	7,615	2,994
Operating lease liabilities	(23,610)	(16,340)
Other long-term liabilities	290	1,968
Net cash provided by operating activities	26,222	13,911
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and other related payments	(94,178)	(2,725)
Purchases of marketable securities and other investments	(2,807,798)	(443,816)
Proceeds from sales and maturities of marketable securities	754,466	621,754
Capitalized software development costs	(21,839)	(17,651)
Purchases of long-lived and intangible assets	(12,140)	(12,797)
Net cash (used in) provided by investing activities	(2,181,489)	144,765
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from a public equity offering	1,766,400	—
Payments of costs related to public offerings	(394)	—
Proceeds from issuance of senior notes	987,500	—
Payments of debt issuance costs	(1,362)	—
Proceeds from settlement of capped call, net of settlement costs	228,412	—
Principal payments on debt and finance leases	(6,658)	(3,829)
Proceeds from exercises of stock options and shares issued in ESPP	55,614	69,936
Value of equity awards withheld for tax liabilities	(4,656)	(2,818)
Net cash provided by financing activities	3,024,856	63,289
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(143)	—
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	869,446	221,965
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	933,885	253,735
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$1,803,331	$475,700

	Six Months Ended June 30,
	2021	2020
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS
Cash and cash equivalents	$1,799,602	$475,700
Restricted cash in other current assets	2,620	—
Restricted cash in other long-term assets	1,109	—
Total cash, cash equivalents and restricted cash	$1,803,331	$475,700

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2021	2020
Gross profit	$331,247	$209,131
Gross margin	50%	52%
Non-GAAP adjustments:
Stock-based compensation	3,024	2,143
Amortization of acquired intangibles	26,204	12,695
Non-GAAP gross profit	$360,475	$223,969
Non-GAAP gross margin	54%	56%

Research and development	$181,280	$120,701
Non-GAAP adjustments:
Stock-based compensation	(58,871)	(39,841)
Amortization of acquired intangibles	(378)	—
Payroll taxes related to stock-based compensation	(3,767)	(2,983)
Non-GAAP research and development	$118,264	$77,877
Non-GAAP research and development as a % of revenue	18%	19%

Sales and marketing	$238,058	$129,823
Non-GAAP adjustments:
Stock-based compensation	(47,940)	(23,086)
Amortization of acquired intangibles	(18,762)	(7,889)
Payroll taxes related to stock-based compensation	(2,633)	(2,957)
Non-GAAP sales and marketing	$168,723	$95,891
Non-GAAP sales and marketing as a % of revenue	25%	24%

General and administrative	$114,183	$61,251
Non-GAAP adjustments:
Stock-based compensation	(34,333)	(14,317)
Amortization of acquired intangibles	(10)	(11)
Acquisition-related expenses	(2,836)	(21)
Charitable contributions	(6,789)	(3,972)
Payroll taxes related to stock-based compensation	(929)	(2,238)
Non-GAAP general and administrative	$69,286	$40,692
Non-GAAP general and administrative as a % of revenue	10%	10%

Loss from operations	$(202,274)	$(102,644)
Operating margin	(30)%	(26)%
Non-GAAP adjustments:
Stock-based compensation	144,168	79,387
Amortization of acquired intangibles	45,354	20,595
Acquisition-related expenses	2,836	21
Charitable contributions	6,789	3,972
Payroll taxes related to stock-based compensation	7,329	8,178
Non-GAAP income from operations	$4,202	$9,509
Non-GAAP operating margin	1%	2%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended June 30,
	2021	2020
Net loss attributable to common stockholders	$(227,853)	$(99,923)
Non-GAAP adjustments:
Stock-based compensation	144,168	79,387
Amortization of acquired intangibles	45,354	20,595
Acquisition-related expenses	2,836	21
Charitable contributions	6,789	3,972
Payroll taxes related to stock-based compensation	7,329	8,178
Amortization of debt discount and issuance costs	1,708	6,178
Income tax benefit related to acquisition	(143)	(195)
Benefit (provision) for income tax effects related to Non-GAAP adjustments **	1,465	(4,187)
Non-GAAP net (loss) income attributable to common stockholders	$(18,347)	$14,026
Non-GAAP net (loss) income attributable to common stockholders as a % of revenue	(3)%	3%

Net loss per share attributable to common stockholders, basic and diluted*	$(1.31)	$(0.71)
Non-GAAP adjustments:
Stock-based compensation	0.83	0.52
Amortization of acquired intangibles	0.26	0.13
Acquisition-related expenses	0.02	—
Charitable contributions	0.04	0.03
Payroll taxes related to stock-based compensation	0.04	0.05
Amortization of debt discount and issuance costs	0.01	0.04
Income tax benefit related to acquisition	—	—
Benefit (provision) for income tax effects related to Non-GAAP adjustments **	0.01	(0.03)
Dilutive securities	—	0.06
Non-GAAP net (loss) income per share attributable to common stockholders, diluted	$(0.11)	$0.09

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	173,407,187	141,618,541

Effect of dilutive securities (stock options, restricted stock awards, convertible debt and other activity)	—	12,116,189

Non-GAAP weighted-average shares used to compute Non-GAAP net (loss) income per share attributable to common stockholders, diluted	173,407,187	153,734,730

* Some columns may not add due to rounding

** Represents the tax effect of the non-GAAP adjustments. For fiscal 2020, Twilio used an estimated non-GAAP tax rate of 25%, and for fiscal 2021, Twilio is using an estimated non-GAAP tax rate of 22%.

CONTACT:
Investor Contact:
Andrew Zilli
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com